Exhibit 10.1
Health Catalyst, Inc.
10897 South River Front Parkway #300
South Jordan, Utah 84095
December 1, 2025
First Light Asset Management, LLC
3300 Edinborough Way, Suite 201
Edina, MN 55435

Ladies and Gentlemen:
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Health Catalyst, Inc., a Delaware corporation (the “Company”), and First Light Asset Management, LLC, a Delaware limited liability company and Mathew P. Arens (collectively and together with their respective affiliates, the “First Light Parties”), have mutually agreed to the terms contained in this letter agreement (this “Agreement”). For purposes of this Agreement, we refer to each of the Company and the First Light Parties as a “Party” and, collectively, as the “Parties”.
Following the appointment of Mathew P. Arens to the Board of Directors of the Company (the “Board”) and until Mr. Arens ceases to serve as a director on the Board (the “Board Service Period”), at each annual or special meeting of the Company’s stockholders (including any adjournments, postponements or other delays thereof) or action by written consent, the First Light Parties agree that they will cause all shares of capital stock of the Company that are beneficially owned by them to be (a) present for quorum purposes and (b) voted or consented (i) in favor of the election of each person nominated by the Board for election as a director, (ii) against any stockholder nominations for directors that are not approved and recommended by the Board for election, (iii) against any proposals or resolutions to remove any member of the Board and (iv) in accordance with the recommendation of the Board on all other proposals or business that may be the subject of stockholder action at such meeting or action by written consent; provided, however, that the First Light Parties may vote, in their sole discretion, on any proposal (1) with respect to an Extraordinary Transaction (as defined below) or (2) to amend the Company’s Amended and Restated Certificate of Incorporation or the Company’s Amended and Restated Bylaws. Notwithstanding the preceding sentence, the First Light Parties shall not be required to cause any shares of capital stock of the Company that are beneficially owned by the First Light Parties but held in separately managed accounts (“SMAs”) and over which the First Light Parties do not have discretionary voting authority to be present for quorum purposes or to be voted or consented in accordance with the preceding sentence; provided, that, from and after the date hereof and until the termination of this Agreement in accordance with its terms, the First Light Parties shall not, directly or indirectly, transfer, assign, contribute, deposit, allocate or otherwise place any shares of capital stock of the Company into any SMA (whether currently existing or hereafter established), or enter into any agreement with the purpose or effect of causing shares of capital stock of the Company that are not then held in an SMA to become subject to an arrangement in which the First Light Parties do not have discretionary voting authority with respect to such shares. For the avoidance of doubt, the immediately preceding sentence shall not prohibit (a) ordinary-course internal transfers among the First Light Parties that do not result in such shares being held in an SMA or (b) changes in the number of shares held in an SMA resulting solely from client-driven contributions to or withdrawals from such SMA, so long as no action by any First Light Party is taken for the purpose of circumventing the voting commitments set forth herein.

US/165982944.1

The Parties acknowledge that upon his appointment to the Board, Mr. Arens shall be governed by the same policies, processes, procedures, codes, rules, standards and guidelines applicable to non-employee directors of the Board, as in effect from time to time, including, without limitation, the Company’s Corporate Governance Guidelines, Code of Conduct and policies regarding public disclosure and confidentiality, conflicts of interest, related person transactions, fiduciary duties, codes of conduct, stock ownership, hedging and pledging of Company securities, trading, director resignation, and other governance guidelines and policies of the Company, and shall have the same rights and benefits, including with respect to insurance, indemnification, books and records, compensation and fees, as are applicable to all non-employee directors of the Company. The First Light Parties further agree to execute and deliver to the Company as of the date hereof the confidentiality agreement in the form attached to this Agreement as Exhibit A (the “Confidentiality Agreement”).
Unless otherwise mutually agreed in writing by each Party, this Agreement shall terminate upon the expiration of the Board Service Period.
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For purposes of this Agreement, the term(s): “beneficially own”, “beneficially owned” and “beneficial owners” have the meaning set forth in Rule 13d-3 and Rule 13d-5(b)(1) promulgated under the Exchange Act; “Change of Control” shall be deemed to have taken place if (i) any person or entity is or becomes a beneficial owner, directly or indirectly, of securities of the Company representing more than 50 percent of the equity interests and voting power of the Company’s then-outstanding equity securities or (ii) the Company enters into a stock-for-stock transaction (or one or more related transactions) whereby immediately after the consummation of the transactions the Company’s stockholders retain, directly or indirectly, less than 50 percent of the equity interests and voting power of the surviving entity’s then-outstanding equity securities; and “Extraordinary Transaction” means any equity tender offer, equity exchange offer, merger, acquisition, joint venture, business combination, financing, recapitalization, reorganization, restructuring, disposition, distribution, or other transaction with any person or entity (other than any Party) that, in each case, would result in a Change of Control of the Company, including any liquidation, dissolution or other extraordinary transaction involving a majority of its equity securities or all or substantially all of its assets (determined on a consolidated basis), and, for the avoidance of doubt, including any such transaction with a person or entity (other than any Party) that is submitted for a vote of the Company’s stockholders.
Each Party acknowledges and agrees that the other Party would be irreparably injured by an actual breach of this Agreement by the first-mentioned Party or its representatives and that monetary remedies may be inadequate to protect a Party against any actual or threatened breach or continuation of any breach of this Agreement. Without prejudice to any other rights and remedies otherwise available to the Parties under this Agreement, each Party shall be entitled to equitable relief by way of injunction or otherwise and specific performance of the provisions hereof upon satisfying the requirements to obtain such relief without the necessity of posting a bond or other security, if the other Party or any of its representatives breach or threaten to breach any provision of this Agreement. Such remedy shall not be deemed to be the exclusive remedy for a breach of this Agreement, but shall be in addition to all other remedies available at law or equity to the non-breaching Party.

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This Agreement constitutes the only agreement between the Parties with respect to the subject matter of this Agreement and it supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written. No amendment, modification, supplement or waiver of any provision of this Agreement shall be effective unless it is in writing and signed by the affected Party. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, then the other provisions of this Agreement shall remain in full force and effect.
Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the Delaware Court of Chancery or other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief and (e) irrevocably consents to service of process by a reputable overnight delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.
This Agreement and any amendments to this Agreement may be executed in one or more textually identical counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail or by an electronic signature service, shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.
[Signature pages follow.]
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Very truly yours,
HEALTH CATALYST, INC.

By:    /s/ Daniel Burton
Name:    Daniel Burton
Title:    Chief Executive Officer
ACCEPTED AND AGREED
as of the date written above:
FIRST LIGHT ASSET MANAGEMENT, LLC

By:    /s/ Mathew P. Arens
Name: Mathew P. Arens
Title: Chief Executive Officer

MATHEW P. ARENS

By:    /s/ Mathew P. Arens
Name: Mathew P. Arens
[Signature Page to Letter Agreement]
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EXHIBIT A

FORM OF CONFIDENTIALITY AGREEMENT

December 1, 2025
First Light Asset Management, LLC
3300 Edinborough Way, Suite 201
Edina, MN 55435

Ladies and Gentlemen:
This confidentiality agreement (this “Confidentiality Agreement”) shall become effective upon the appointment of Mathew P. Arens to the Board of Directors (the “Board”) of Health Catalyst, Inc. (the “Company”). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in that certain letter agreement (the “Agreement”), dated as of December 1, 2025, by and among the Company and First Light Asset Management, LLC, a Delaware limited liability company and Mathew P. Arens (collectively and together with their respective affiliates, “you” or the “First Light Parties”). The Company understands and agrees that, subject to the terms of, and in accordance with, this Confidentiality Agreement, Mr. Arens may, if and to the extent he desires to do so, disclose non-privileged information he obtains while serving as a member of the Board to you and your Representatives (as hereinafter defined), and may discuss such information with any and all such persons, subject to the terms and conditions of this Confidentiality Agreement, and that the Company may similarly disclose information to you. As a result, you may receive certain non-public information regarding the Company. You acknowledge that this information is proprietary to the Company and may include trade secrets or other business information the disclosure of which could harm the Company. In consideration for, and as a condition of, the information being furnished to you and your agents, representatives, attorneys, advisors, directors, officers or employees (collectively, the “Representatives”), subject to the restrictions in paragraph 2, you agree to treat any and all information concerning or relating to the Company or any of its subsidiaries or current or former affiliates that is furnished to you or your Representatives (regardless of the manner in which it is furnished, including in written or electronic format or orally, gathered by visual inspection or otherwise) by Mr. Arens or by or on behalf of the Company or any Company Representative (as defined below), including discussions or matters considered in meetings of the Board or Board committees, together with any notes, analyses, reports, models, compilations, studies, interpretations, documents, records or extracts thereof containing, referring, relating to, based upon or derived from such information, in whole or in part (collectively, “Confidential Information”), in accordance with the provisions of this Confidentiality Agreement, and to take or abstain from taking the other actions hereinafter set forth. For the avoidance of doubt, the Company shall determine in its sole discretion the nature and scope of information, if any, to be shared with you, and may withhold or cease providing information at any time without liability.
1.The term “Confidential Information” does not include information that (i) is or has become generally available to the public other than as a result of a direct or indirect

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disclosure by you or your Representatives in violation of this Confidentiality Agreement or any other obligation of confidentiality, (ii) was within your or any of your Representatives’ possession on a non-confidential basis prior to its being furnished to you by Mr. Arens or by or on behalf of the Company, any of its subsidiaries or their respective agents, representatives, attorneys, advisors, directors (other than Mr. Arens), officers or employees (collectively, the “Company Representatives”) or (iii) is received from a source other than Mr. Arens, the Company or any of the Company Representatives; provided, that in the case of (ii) or (iii) above, the source of such information was not believed by you, after reasonable inquiry, to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the Company, any of its subsidiaries or any other person with respect to such information at the time the information was disclosed to you.
2.You and your Representatives will, and you will cause your Representatives to, (a) keep the Confidential Information strictly confidential, (b) not disclose any of the Confidential Information in any manner whatsoever without the prior written consent of the Company and (c) use the Confidential Information only in connection with monitoring and advising you on your investment in the Company; provided, however, that you may privately disclose any of such information: (A) to your Representatives (i) who need to know such information for the purpose of advising you on your investment in the Company and (ii) who are informed by you of the confidential nature of such information and agree to be bound by the terms of this Confidentiality Agreement as if they were a party hereto; provided, further, that you will be responsible for any violation of this Confidentiality Agreement by your Representatives as if they were parties to this Confidentiality Agreement; and (B) to the Company and the Company Representatives. It is understood and agreed that Mr. Arens shall not disclose to you or your Representatives any Privileged Information (as defined below) that may be included in the Confidential Information. “Privileged Information” as used in this Confidentiality Agreement shall include the advice provided by legal counsel and any discussions, deliberations or materials concerning such advice or which would otherwise be subject to legal privileges and protections.
3.In the event that you or any of your Representatives are required by applicable subpoena, legal process or other legal requirement to disclose any of the Confidential Information, you will (a) promptly notify (except where such notice would be legally prohibited) the Company in writing by email, facsimile and certified mail so that the Company may seek a protective order or other appropriate remedy (and if the Company seeks such an order, you will provide such cooperation as the Company shall reasonably request), at its cost and expense and (b) produce or disclose only that portion of the Confidential Information which your outside legal counsel of national standing advises you in writing is legally required to be so produced or disclosed and you inform the recipient of such Confidential Information of the existence of this Confidentiality Agreement and the confidential nature of such Confidential Information. In no event will you or any of your Representatives oppose action by the Company to obtain a protective order or other relief to prevent the disclosure of the Confidential Information or to obtain reliable assurance that confidential treatment will be afforded the Confidential Information. For the avoidance of doubt, it is understood that there shall be no “legal requirement” requiring you to disclose any Confidential Information solely by virtue of the fact that, absent such disclosure, you would be prohibited from purchasing, selling or engaging in derivative or other voluntary transactions with respect to the shares of common stock, $0.001 par value (“Common Stock”) of the Company or otherwise proposing or making an offer to do any of the foregoing, or you would be unable to file any proxy or other solicitation materials in compliance with Section 14(a) of the Exchange Act or the rules promulgated thereunder.
4.You acknowledge that (a) none of the Company or any of the Company Representatives makes any representation or warranty, express or implied, as to the accuracy or completeness of any Confidential Information, and (b) none of the Company or any of the Company Representatives shall have any liability to you or to any of your Representatives relating to or resulting from the use of the Confidential Information or any errors therein or omissions therefrom. You and your Representatives (or anyone acting on your or their behalf) shall not directly or indirectly initiate contact or communication with any executive or employee of the Company or any of its subsidiaries other than the Chair of the Board, the Chief Executive Officer, General Counsel or such other persons approved in writing by the foregoing or the Board concerning Confidential Information, or to seek any information in connection therewith from any such person other than the foregoing, without the prior consent of the Company; provided, however, the restriction in this sentence shall not prevent Mr. Arens acting in his capacity as a Board member from seeking Company information in the discharge of his fiduciary duties (nor shall it apply to any other Board members).
5.All Confidential Information shall remain the property of the Company. Neither you nor any of your Representatives shall by virtue of any disclosure of or your use of any Confidential Information acquire any rights with respect thereto, all of which rights (including all intellectual property rights) shall remain exclusively with the Company. At any time after the date on which Mr. Arens ceases to serve as a director of the Company, upon the request of the Company for any reason, you will promptly return to the Company or destroy all hard copies of the Confidential Information and use reasonable best efforts to permanently erase or delete all electronic copies of the Confidential Information in your or any of your Representatives’ possession or control (and, upon the request of the Company, shall promptly certify to the Company that such Confidential Information has been erased or deleted, as the case may be). Notwithstanding the foregoing, the obligation to return, destroy, erase or delete Confidential Information shall not cover information (a) that is maintained on routine computer system backup tapes, disks or other backup storage devices as long as such backed-up information is not used, disclosed, or otherwise recovered from such backup devices or (b) retained on a confidential basis solely to the extent required to comply with applicable law and/or any internal record retention requirements; provided, that such materials referenced in this sentence shall remain subject to the terms of this Confidentiality Agreement applicable to Confidential Information, and you and your

Representatives will continue to be bound by the obligations contained in this Confidentiality Agreement for as long as any such materials are retained by you or your Representatives notwithstanding any termination of this Agreement.
6.You acknowledge, and will advise your Representatives, that the Confidential Information may constitute material non-public information under applicable federal or state securities laws, and you agree that you shall not, and you shall use reasonable best efforts to ensure that your Representatives do not, trade or engage in any derivative or other transaction in the Common Stock or any of the Company’s other securities on the basis of such information in violation of such laws.
7.You hereby represent and warrant to the Company that (i) you have all requisite corporate, entity or other power and authority to execute and deliver this Confidentiality Agreement and to perform your obligations hereunder, (ii) this Confidentiality Agreement has been duly authorized, executed and delivered by you, and is a valid and binding obligation, enforceable against you in accordance with its terms, (iii) this Confidentiality Agreement will not result in a violation of any terms or conditions of any agreements to which you are a party or by which you may otherwise be bound, and (iv) your entry into this Confidentiality Agreement does not require approval by any owners or holders of any equity or other interest in you (except as has already been obtained).
8.Any waiver by the Company of a breach of any provision of this Confidentiality Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Confidentiality Agreement. The failure of the Company to insist upon strict adherence to any term of this Confidentiality Agreement on one or more occasions shall not be considered a waiver or deprive the Company of the right thereafter to insist upon strict adherence to that term or any other term of this Confidentiality Agreement.
9.You acknowledge and agree that the value of the Confidential Information to the Company is unique and substantial, but may be impractical or difficult to assess in monetary terms. You further acknowledge and agree that in the event of an actual or threatened violation of this Confidentiality Agreement, immediate and irreparable harm or injury would be caused for which money damages would not be an adequate remedy. Accordingly, you acknowledge and agree that, in addition to any and all other remedies which may be available to the Company at law or equity, the Company shall be entitled to an injunction or injunctions to prevent breaches of this Confidentiality Agreement and to enforce specifically the terms and provisions of this Confidentiality Agreement exclusively in the Delaware Court of Chancery or other federal or state courts of the State of Delaware. In the event that any action shall be brought in equity to enforce the provisions of this Confidentiality Agreement, you shall not allege, and you hereby waive the defense, that there is an adequate remedy at law.
10.Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Delaware Court of Chancery or other federal or state courts of the State of Delaware in the event any dispute arises out of this Confidentiality Agreement or the transactions contemplated by this Confidentiality Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Confidentiality Agreement or the transactions contemplated by this Confidentiality Agreement in any court other than the Delaware Court of Chancery or other federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, (d) agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief and (e) irrevocably consents to service of process by a reputable overnight delivery service, signature requested, to the address of such party’s principal place of business or as otherwise provided by applicable law. THIS CONFIDENTIALITY AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO THE CHOICE OF LAW PRINCIPLES OF SUCH STATE.
11.This Confidentiality Agreement and the Agreement contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersedes all prior or contemporaneous agreements or understandings, whether written or oral. This Confidentiality Agreement may be amended only by an agreement in writing executed by the parties hereto.
12.All notices, consents, requests, instructions, approvals and other communications provided for in this Confidentiality Agreement and all legal process in regard to this Confidentiality Agreement shall be in writing and shall be deemed validly given, made or served, if (a) given by email, when such email is transmitted to the email address set forth below (provided no “bounce back” or similar message of non-delivery is received with respect thereto; provided, further, that notice given by email shall not be effective until either (i) the receiving party’s receipt of a duplicate copy of such email notice by one of the other methods described in this Section 12 or (ii) the receiving party delivers a written confirmation of receipt of such notice by email or any other method described in this Section 12), (b) delivered by hand to the address specified in this Section 12 when actually received by hand providing proof of delivery, or (c) on the next business day if transmitted by national overnight courier (with confirmation of delivery) to the address specified in this Section 12:
if to the Company:
Health Catalyst, Inc.
10897 South River Front Parkway #300
South Jordan, Utah 84095
Attention:     Ben Landry, General Counsel and Corporate Secretary
Email:         [***]

With copies to (which shall not constitute notice):
Latham & Watkins LLP
140 Scott Drive
Menlo Park, California 94025
Attention:     Rick Kline and Christopher Drewry
Emails:     [***]

if to First Light:
First Light Asset Management, LLC
3300 Edinborough Way, Suite 201
Edina, Minnesota 55435
Attention:     Mathew Arens
Email:         [***]

13.If at any time subsequent to the date hereof, any provision of this Confidentiality Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Confidentiality Agreement.
14.This Confidentiality Agreement may be executed (including by facsimile or PDF) in two or more counterparts which together shall constitute a single agreement.
15.This Confidentiality Agreement and the rights and obligations herein may not be assigned or otherwise transferred, in whole or in part, by you without the express written consent of the Company. This Confidentiality Agreement, however, shall be binding on successors of the parties to this Confidentiality Agreement.
16.Except as set forth herein, this Confidentiality Agreement shall expire three (3) years from the date on which Mr. Arens ceases to serve as a director of the Company; except that you shall maintain in accordance with the confidentiality obligations set forth in this Confidentiality Agreement any Confidential Information (a) constituting trade secrets for such longer time as such information constitutes a trade secret of the Company as defined under 18 U.S.C. § 1839(3) and/or (b) retained pursuant to Section 5.
17.No licenses or rights under any patent, copyright, trademark or trade secret are granted or are to be implied by this Confidentiality Agreement.
18.Each of the parties acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Confidentiality Agreement, and that it has executed the same with the advice of said counsel. Each party and its counsel cooperated and participated in the drafting and preparation of this

Confidentiality Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Confidentiality Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties, and any controversy over interpretations of this Confidentiality Agreement shall be decided without regards to events of drafting or preparation. The term “including” shall in all instances be deemed to mean “including without limitation.” In all instances, the term “or” shall not be deemed to be exclusive.
19.This Confidentiality Agreement and any amendments to this Confidentiality Agreement may be executed in one or more textually identical counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail or by an electronic signature service, shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.
SPECIFIC TERMS IN THIS AGREEMENT HAVE BEEN REDACTED BECAUSE SUCH TERMS ARE BOTH NOT MATERIAL AND ARE OF A TYPE THAT HEALTH CATALYST, INC. TREATS AS CONFIDENTIAL. THESE REDACTED TERMS HAVE BEEN MARKED IN THIS EXHIBIT AT THE APPROPRIATE PLACE WITH THREE ASTERISKS [***].
[Remainder of page intentionally blank. Signature page follows.]

Please confirm your agreement with the foregoing by signing and returning one copy of this Confidentiality Agreement to the undersigned, whereupon this Confidentiality Agreement shall become a binding agreement between you and the Company.
Very truly yours,
HEALTH CATALYST, INC.

By:    /s/ Daniel Burton
Name:    Daniel Burton
Title:    Chief Executive Officer
ACCEPTED AND AGREED
as of the date written above:
FIRST LIGHT ASSET MANAGEMENT, LLC

By:    /s/ Mathew P. Arens
Name: Mathew P. Arens
Title: Chief Executive Officer

MATHEW P. ARENS

By:    /s/ Mathew P. Arens
Name: Mathew P. Arens

[Signature Page to Confidentiality Agreement]